                                   POWER OF ATTORNEY

        KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints James D. Harrington as the undersigned's true and lawful attorney-in-
fact to:

        (1)    Execute for and on behalf of the undersigned, in the
undersigned's capacity as a reporting person of Delphi Technologies PLC (the
"Company") pursuant to Section 16 of the Securities Exchange Act of 1934, as
amended (the "Exchange Act"), and the rules thereunder, Forms 3, 4 and 5 in accordance with Section 16(a) of the Exchange Act;

        (2)    Do and perform any and all acts for and on behalf of the
undersigned which  may be necessary or desirable to complete and execute any such Forms 3, 4 or 5, complete and execute any amendment or amendments  thereto and timely file such form with the United States Securities and Exchange
Commission and the applicable stock exchange or similar authority; and

        (3)    Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his discretion.

        The undersigned hereby grants to such attorney-in-fact full power and authority to act separately and to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or the substitute or  substitutes of such attorney-in-fact, shall lawful do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

        This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file 3, 4 and 5 with respect to the undersigned's holdings of and transactions is securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered  to the foregoing attorney-in-fact.

        IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 1st day of NOVEMBER, 2017.

                                        /s/ David M. Sherbin
                                        ----------------------------------------
                                        Delphi Automotive PLC
                                        By: David M. Sherbin
                                        Its: Senior Vice President, General
                                        Counsel and Secretary